   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 1995

                                                       Registration No. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 --------------
                        TELEPHONE AND DATA SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

           IOWA                         6749                  36-2669023
      (State or other            (Primary Standard         (I.R.S. Employer
      jurisdiction of                Industrial             Identification
     incorporation or           Classification Code            Number)
       organization)                  Number)

                            30 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 630-1900

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

         LeRoy T. Carlson, Chairman                           with a copy to:
      Telephone and Data Systems, Inc.             Wilbur C. Delp, Jr., Sidley & Austin
           30 North LaSalle Street                       One First National Plaza
           Chicago, Illinois 60602                        Chicago, Illinois 60603
               (312) 630-1900                                 (312) 853-7000

         (Names, addresses, including zip codes, and telephone numbers, including area code, of agents for service)
                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                 --------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                                 --------------

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED         PROPOSED
                                                     MAXIMUM          MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      AGGREGATE      REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED      PER UNIT      OFFERING PRICE         FEE
Common Shares.................   2,750,000 (1)     $39.875(2)     $109,656,250(2)      $21,932

(1)  If  the contracts  for  the delivery  of  the securities  included  in this
    registration  statement  are  deemed   to  include  or  represent   separate
    securities, then such securities are also registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of $40.125 and $39.625, respectively, for such shares on the American Stock Exchange on November 13, 1995, pursuant to Rule 457(c).
                                 --------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    The registrant has filed Registration Statements on Forms S-4 (Nos. 33-45570 and 33-68988) which first became effective on February 10, 1992 and September 24, 1993, respectively. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein relates to the 300,000 Preferred Shares covered by Registration Statement No. 33-45570, of which 248,589 remain unissued, and to the 3,000,000 Common Shares covered by Registration Statement No. 33-68988, of which 1,071,899 remain unissued, as well as to the Common Shares registered by this Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TELEPHONE AND DATA SYSTEMS, INC.
                             CROSS-REFERENCE SHEET
                                    BETWEEN
                  ITEMS IN FORM S-4 AND LOCATION IN PROSPECTUS

                FORM S-4 ITEM NUMBER AND CAPTION                                 LOCATION IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
             Cover of Prospectus                                  Facing Page; Cross-Reference Sheet; Outside Front
                                                                    Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus                                           Inside Front and Outside Back Cover Pages of
                                                                    Prospectus
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
             Other Information                                    Documents Incorporated by Reference; The Company
       4.  Terms of the Transaction                               *
       5.  Pro Forma Financial Information                        *
       6.  Material Contracts with the Company Being Acquired     *
       7.  Additional Information Required for Reoffering by
             Persons and Parties Deemed to be Underwriters        *
       8.  Interests of Named Experts and Counsel                 Legal Matters; Experts
       9.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities                       *
      10.  Information with Respect to S-3 Registrants            Documents Incorporated by Reference; The Company;
                                                                    Dividend Policy; Description of Securities
      11.  Incorporation of Certain Information by Reference      Documents Incorporated by Reference
      12.  Information with Respect to S-2 or S-3 Registrants     *
      13.  Incorporation of Certain Information by Reference      *
      14.  Information with Respect to Registrants Other Than
             S-3 or S-2 Registrants                               *
      15.  Information with Respect to S-3 Companies              *
      16.  Information with Respect to S-2 or S-3 Companies       *
      17.  Information with Respect to Companies Other Than S-2
             or S-3 Companies                                     *
      18.  Information If Proxies, Consents or Authorizations
             Are to be Solicited                                  *
      19.  Information If Proxies, Consents or Authorizations
             Are Not to be Solicited or in an Exchange Offer      *

---------
* Not applicable or answer negative upon the date of filing of this Registration Statement. The Registrant may be required to provide information (or further information) in response to one or more of such Items under certain circumstances by means of a post-effective amendment to this Registration Statement or supplement to the prospectus contained herein.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           PRELIMINARY, SUBJECT TO COMPLETION DATED NOVEMBER 15, 1995

PROSPECTUS
TELEPHONE AND DATA SYSTEMS, INC.
248,589 PREFERRED SHARES
(ISSUABLE IN SERIES--NO PAR VALUE)
3,821,899 COMMON SHARES                                                [LOGO]

($1.00 PAR VALUE)

    This Prospectus relates to Preferred Shares, no par value, issuable in series (the "Preferred Shares") and Common Shares, $1.00 par value (the "Common Shares"), of Telephone and Data Systems, Inc. ("TDS" or the "Company"), which may be offered by this Prospectus in connection with acquisitions by TDS or its subsidiaries. As of the date of this Prospectus, 248,589 Preferred Shares and 3,821,899 Common Shares have been registered but have not been issued hereunder. Such shares may be issued in exchange for the shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to agreements related to such acquisitions, including collateral agreements, such as employment agreements, consulting agreements and non-competition agreements, as well as an indeterminate amount of securities which may be issuable in exchange for, or upon conversion of, any securities covered by this Prospectus and contracts which may be issued by the Company in connection with the issuance of such securities. The terms of such acquisitions and of the issuance of TDS shares under acquisition agreements will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by TDS. However, under some circumstances, the Company may issue securities covered by this Prospectus to pay brokers' commissions incurred in connection with acquisitions.

    From January 1, 1969, through October 31, 1995, TDS issued 713,677 Preferred Shares and 28,165,284 Common Shares, excluding 2,499,753 Common Shares issued upon conversion of Preferred Shares, in connection with acquisitions pursuant to prior prospectuses.

    This Prospectus, as amended or supplemented if appropriate, has also been prepared for use by the persons who have received or will receive shares issued by TDS in acquisitions, including shares sold hereunder and Common Shares received upon conversion of other equity securities of TDS or received upon exercise of rights to exchange equity securities of TDS subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed underwriters within the meaning of the Securities Act of 1933. Any profits realized on such sales by such persons may be regarded as underwriting compensation under the Securities Act of 1933.

    The registrant has also filed Registration Statements on Forms S-4 (33-45570 and 33-68988) which first became effective on February 10, 1992 and September 24, 1993, respectively. This Prospectus relates to the 300,000 Preferred Shares covered by Registration Statement No. 33-45570, of which 248,589 remain unissued, and to the 3,000,000 Common Shares covered by Registration Statement No. 33-68988, of which 1,071,899 remain unissued, as well as to the Common Shares covered by the registration statement of which this Prospectus is a part.

    The Company's Preferred Shares and Common Shares have less voting power than its Series A Common Shares. The Series A Common Shares, which have effective control of the Company, are not being offered by this Prospectus.

    The Company's Common Shares are traded on the American Stock Exchange. No trading market has developed for the Preferred Shares. In addition, the Company cannot predict whether a trading market will develop, or if a trading market does develop, the prices at which the Preferred Shares will trade.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS  THE
       SECURITIES  AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES
           COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY  OF
               THIS  PROSPECTUS.  ANY REPRESENTATION  TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 15, 1995.

                             AVAILABLE INFORMATION

    TDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Public Reference Room, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. TDS's Common Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning TDS may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents heretofore filed by TDS with the Commission under the Exchange Act are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; (c) the Company's Current Reports on Form 8-K dated March 15, 1995, May 19, 1995 and September 28, 1995; (d) the Company's Form 8-A/A-2 filed with the Commission on December 20, 1994, which includes a description of the Company's Common Shares and Preferred Shares; and (e) the Company's definitive Notice of Annual Meeting and Proxy Statement for the 1995 Annual Meeting of Shareholders, as filed with the Commission on April 14, 1995.

    All documents filed by TDS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED, FROM INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602 (TELEPHONE 312-630-1900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.

                                  THE COMPANY

    Telephone and Data Systems, Inc., ("TDS" or the "Company") is a diversified telecommunications service company with cellular telephone, local telephone, radio paging and developing personal communication services ("PCS") operations. TDS was incorporated in Iowa in 1968. TDS's executive offices are located at Suite 4000, 30 North LaSalle Street, Chicago, Illinois 60602. Its telephone number is (312) 630-1900. TDS's Common Shares are listed on the American Stock Exchange under the symbol "TDS." At September 30, 1995, the Company provided services to over 1.8 million consolidated telephone access lines, cellular telephones and radio pagers in 37 states and the District of Columbia. The Company's business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

  CELLULAR TELEPHONE OPERATIONS*

    United States Cellular Corporation (AMEX symbol "USM") is an 80.8%-owned subsidiary of TDS through which substantially all the Company's cellular operations are conducted. USM is engaged through subsidiaries and joint ventures primarily in the ownership, operation and investment in cellular markets. As of September 30, 1995, USM owned or had the right to acquire cellular interests representing approximately 24.6 million population equivalents in 70 MSAs and 133 RSAs in 36 states.

    USM plans to acquire additional cellular interests through acquisitions or trades in markets that further strengthen its market clusters and in other attractive markets, while at the same time considering the disposition of interests in some markets that do not fit well with its long-term plans.

  TELEPHONE OPERATIONS

    TDS Telecommunications Corporation ("TDS Telecom") is a wholly-owned subsidiary of TDS through which substantially all of the Company's telephone operations are conducted. At September 30, 1995, the Company's 100 telephone subsidiaries, ranging in size from less than 500 to more than 40,000 access lines, served a total of 422,000 access lines in 29 states.

    TDS Telecom provides modern, high-quality local and long-distance telephone service. Local service is provided by TDS Telecom's operating telephone subsidiaries. Long-distance or toll service is provided through connections with long-distance carriers, primarily AT&T and the Regional Bell Operating Companies.

    TDS pursues an active program of acquiring operating telephone companies. Between January 1, 1990, and September 30, 1995, TDS acquired 27 telephone companies serving a total of 77,700 access lines. The Company continually evaluates acquisition opportunities and is currently engaged in negotiations to acquire additional telephone companies.

    Future growth in telephone operations is expected to be derived from internal growth in access lines, from the acquisition of additional telephone companies and from offering to its customers additional telecommunications products and services, including enhanced services.

  RADIO PAGING OPERATIONS

    American Paging, Inc. (AMEX symbol "APP") is an 82.4%-owned subsidiary of TDS through which substantially all of the Company's radio paging operations are conducted. At September 30, 1995, APP

---------
* As used in this Prospectus, unless the context indicates otherwise: (i) references to "MSA" or to a particular city refer to the Metropolitan Statistical Area, as designated by the U.S. Office of Management and Budget and used by the Federal Communications Commission ("FCC") in designating metropolitan cellular market areas; (ii) references to "RSA" refer to the Rural Service Area, as used by the FCC in designating non-MSA cellular market areas; (iii) references to cellular "markets" refer to MSAs, RSAs or both; and
  (iv) references to "population equivalents" refer to the population of a market, based on 1994 Donnelley Marketing Service Estimates, multiplied by the percentage interests that the Company owns or has the right to acquire in the revenues of an entity licensed or designated to receive a license ("licensee") by the FCC to construct or operate a cellular system in a given market.

offered paging services through 37 sales and service operating centers. APP is expanding the geographic coverage of its individual paging systems and is initiating new services as they become practicable. At September 30, 1995, APP had approximately 776,900 pagers in service. Its systems have the capacity to serve a substantial number of additional customers.

  AMERICAN PORTABLE TELECOM

    In March 1995, American Portable Telecom, Inc. ("APT"), TDS's wholly-owned subsidiary, was the successful bidder for eight broadband PCS licenses. The eight 30 megahertz PCS licenses cover the Major Trading Areas of Minneapolis-St. Paul, Tampa-St. Petersburg-Orlando, Houston, Pittsburgh, Kansas City, Columbus, Alaska and Guam-N. Mariana Islands, and account for 27.9 million population equivalents.

  OTHER SUBSIDIARIES

    Other subsidiaries of the Company provide data processing and related services (TDS Computing Services, Inc.); graphic communications services (Suttle Press, Inc.); and telemessaging services (Integrated Communications Services, Inc.).

                               OFFERED SECURITIES

    The securities of TDS which may be offered from time to time by this Prospectus include up to 248,589 Preferred Shares, issuable in series, and up to 3,821,899 Common Shares, as well as an indeterminate number of securities which may be issuable in exchange for, or upon conversion of any securities covered by this Prospectus and contracts which may be issued by the Company in connection with the issuance of such securities. TDS proposes to issue such shares in its continuing program of acquisitions by TDS or its subsidiaries. The consideration for any acquisition, including consideration issued under any collateral arrangements such as employment agreements, consulting agreements or non-competition agreements, may consist of cash, notes or other evidences of debt, assumptions of liabilities, equity securities, or a combination thereof, as determined from time to time by negotiations between TDS and the owners of businesses or properties to be acquired. TDS intends to concentrate its acquisitions in the telecommunications industry, with primary emphasis on acquiring cellular interests and operating telephone companies. If the opportunity arises, however, TDS will attempt to make acquisitions which are either complementary to its present operations or which it considers advantageous even though they may be dissimilar to its present activities. In general, the terms of acquisitions will be determined by direct negotiations between the representatives of TDS and the owners of the businesses or properties to be acquired or, in the case of entities more widely held, through exchange offers to stockholders or documents soliciting approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by TDS. However, under some circumstances, the Company may issue Common Shares covered by this Prospectus to pay brokers' commissions incurred in connection with acquisitions.

    This  Prospectus, as  appropriately amended  or supplemented,  has also been prepared for use by persons who receive shares issued by TDS in acquisitions, including Common Shares received upon conversion of other equity securities of TDS or its subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then available, in transactions in which they may be deemed affiliates or underwriters within the meaning of the Securities Act of 1933 (such persons being referred to under this caption as "Selling Shareholders"). Resales may be made pursuant to this Prospectus, as amended or supplemented, pursuant to Rule 145(d) under the Securities Act of 1933, or pursuant to an exemption from such Act. Profits realized on resales by Selling Shareholders under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

    Resales by Selling Shareholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the Selling Shareholder's agent in the sale of shares by such Selling Shareholder, or such securities firm may purchase shares from the Selling Shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed.

Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the American Stock Exchange or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain civil liabilities, including liabilities under the Securities Act of 1933. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under such Act.

    A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the name of the Selling Shareholder, the participating securities firm, if any, the number of shares involved, and other details of such resale, if appropriate.

    From January 1, 1969, through October 31, 1995, TDS issued 713,677 Preferred Shares and 28,165,284 Common Shares, excluding 2,499,753 Common Shares issued upon conversion of Preferred Shares, in connection with acquisitions pursuant to prior prospectuses. The Company's Common Shares and Preferred Shares have less voting power than its Series A Common Shares. The Company's Series A Common Shares, which have effective control of the Company, are not being offered by this Prospectus. See "Description of Securities."

                                DIVIDEND POLICY

    The Company has paid cash dividends on its Common Shares since 1974. In addition, the holders of Common Shares are entitled to receive the same or greater dividends on a per share basis as are paid to holders of Series A Common Shares. It is the present policy of the Board of Directors to declare dividends on all shares of common stock at the same rate per share.

                           DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of 100,000,000 Common Shares,$1.00 par value, 25,000,000 Series A Common Shares, $1.00 par value, and 5,000,000 Preferred Shares, without par value.

VOTING TRUST

    A substantial majority of TDS's outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009. The voting trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect 75% of the Directors and control a majority of the voting power of TDS in matters other than the election of directors. The trustees of the voting trust are LeRoy T. Carlson, Jr., a director and the President of TDS, Walter C.D. Carlson, a director of TDS, Letitia G. Carlson, Melanie J. Heald and Donald C. Nebergall, a director of TDS.

PREFERRED SHARES

    The Board of Directors of TDS is authorized by the Articles of Incorporation of TDS to issue Preferred Shares from time to time in series and to establish as to each series the designation and number of shares to be issued, the dividend rate, the redemption price and terms, if any, the amount payable upon voluntary or involuntary dissolution of TDS, sinking fund provisions, if any, voting rights, if any, and the terms of conversion into Common Shares, if provided for.

VOTING RIGHTS

    With respect to the election of directors, the holders of Common Shares, and the holders of Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the Board of Directors of TDS, rounded up to the nearest whole number. The holders of Series A Common Shares, and the holders of Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the Board of Directors of TDS. The Board of Directors currently consists of eleven directors. Accordingly, the holders of Common Shares and the holders of Preferred Shares issued before October 31, 1981, are entitled to elect three directors, and the holders of Series A Common Shares and the holders of Preferred Shares issued after October 31, 1981, are entitled to elect eight directors.

    The holders of Common Shares are entitled to one vote per share and the holders of Series A Common Shares are entitled to ten votes per share. The holders of each series of Preferred Shares are entitled to such votes as may be specified in the certificate of designation for such series. The holders of Common Shares, Series A Common Shares and Preferred Shares vote as a single group, except with respect to the election of directors as discussed above and with respect to certain amendments to the Articles of Incorporation (e.g., amendments which are adverse to the holders of a class), as to which the Iowa Business Corporation Act grants class voting rights.

    If the number of Series A Common Shares issued and outstanding at any time falls below 500,000 (because of the conversion of Series A Common Shares or otherwise), the holders of Series A Common Shares would lose the right to vote as a separate group (with the holders of Preferred Shares issued after October 31, 1981) in the election of approximately 75% of the directors, and thereafter the holders of Series A Common Shares (with ten votes per share) would vote with the holders of Common Shares (with one vote per share) and all holders of Preferred Shares which have voting rights as a single group in the election of directors. Management of TDS believes it is unlikely that the number of outstanding Series A Common Shares will fall below 500,000, because more than 6,000,000 Series A Common Shares are held in the voting trust described above, and the trustees of the voting trust have indicated that they have no present intention of converting Series A Common Shares into Common Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    Subject to the satisfaction of all Preferred Share dividend preference and redemption provisions, holders of Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the Common Shares, no dividends may be declared or paid on the Series A Common Shares.

    In the case of stock dividends, the Articles of Incorporation provide that Common Shares may be paid to holders of Common Shares and proportionately to holders of Series A Common Shares; Series A Common Shares may be paid to holders of Common Shares and proportionately to holders of Series A Common Shares; and Common Shares may be paid to holders of Common Shares and Series A Common Shares may be paid proportionately to holders of Series A Common Shares. The Board of Directors is authorized to permit both the holders of Common Shares and Series A Common Shares to elect to receive cash in lieu of stock.

    Upon liquidation, holders of Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment to holders of the Preferred Shares of the liquidation value thereof, plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for each series of cumulative Preferred Shares by the Board of Directors.

    The Articles of Incorporation provide that if a TDS subsidiary has classes of capital stock with relative rights, preferences and limitations vis-a-vis each other that, in the judgment of the Board of Directors, are similar in all material respects to the relative rights, preferences and limitations of the Common Shares vis-a-vis the Series A Common Shares, except for certain limited matters, then the Board of Directors will distribute the subsidiary shares in a dividend or upon liquidation to the extent practicable by distributing the subsidiary shares which correspond to the Common Shares, to the holders of Common Shares, and the subsidiary shares which correspond to the Series A Common Shares, to the holders of Series A Common Shares, provided that the same number of shares of subsidiary common stock on a combined basis must be distributed per Series A Common Share and Common Share.

PREEMPTIVE RIGHTS

    The holders of Series A Common Shares have a preemptive right to purchase any additional Series A Common Shares sold for cash, including treasury shares. Holders of Common Shares and Preferred Shares have no preemptive rights under the Articles of Incorporation.

CONVERSION RIGHTS

    The Common Shares have no conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into Common Shares. Certain series of Preferred Shares are convertible into Common Shares or other securities.

OTHER RIGHTS

    The Common Shares and Series A Common Shares have no redemption or sinking fund provisions. Certain series of Preferred Shares have mandatory redemption features and certain series of Preferred Shares are redeemable at the option of TDS.

PROVISIONS OF ARTICLES OF INCORPORATION CONCERNING TAKEOVER PROPOSALS

    As discussed above, the voting trust has the power to elect 75% of the directors and controls a majority of the voting power of TDS.

    The Articles of Incorporation of TDS provide for the Board of Directors to be divided into three classes. Each class is elected for a three-year term.

    The Articles of Incorporation of TDS also explicitly permit the Board of Directors to consider a variety of factors in exercising its business judgment in determining what action is in the best interests of TDS and its shareholders in responding to any tender offer for any equity security of TDS and certain other proposed transactions.

    The existence of the voting trust and the provisions of the Articles of Incorporation summarized above may tend to deter any potential unsolicited or hostile takeover attempts or other efforts to effect a change in control of TDS and may make it more difficult for some shareholders to sell shares of TDS at higher than market prices.

GENERAL

    All issued and outstanding Common Shares, Series A Common Shares and Preferred Shares are fully paid and nonassessable, and all Common Shares and Preferred Shares offered hereby will be fully paid and nonassessable when issued.

    The Transfer Agent and Registrar for the Common Shares, Series A Common Shares and Preferred Shares is Harris Trust and Savings Bank, Chicago, Illinois.

                                 LEGAL MATTERS

    Certain legal matters relating to the securities offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.

                                    EXPERTS

    The audited consolidated financial statements and schedules of TDS incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership incorporated by reference in this Prospectus have been reviewed for compilation by Arthur Andersen LLP, as indicated in their report incorporated by reference herein. Reference is made to this report which includes an explanatory paragraph with respect to uncertainties discussed in Note 7 of the Notes to Unaudited Combined Financial Statements. The reports of other independent accountants on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
  Available Information........................           2
  Documents Incorporated by Reference..........           2
  The Company..................................           3
  Offered Securities...........................           4
  Dividend Policy..............................           5
  Description of Securities....................           5
  Legal Matters................................           7
  Experts......................................           7


TELEPHONE AND DATA
SYSTEMS, INC.

Y

PROSPECTUS
DATED NOVEMBER 15, 1995

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Iowa Business Corporation Act, as amended, provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (the "1933 Act"). The Company's By-laws provide for indemnification of the Company's directors and officers (and those serving in such capacity with a consolidated subsidiary or other entity at the request of the Board of Directors of the Company) in the circumstances, and to the extent permitted by the Iowa Business Corporation Act, as amended.

    The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

 EXHIBIT
   NO.                                            DESCRIPTION OF DOCUMENT
---------  ------------------------------------------------------------------------------------------------------
   4.1     Articles  of Incorporation, as  amended (incorporated herein  by reference to  the Company's Report on
           Form 8-A/A-2, dated December 20, 1994)
   4.2     By-laws, as amended (incorporated herein by reference  to the Company's Report on Form 8-A/A-2,  dated
           December 20, 1994)
   4.3     The  Indenture and Supplemental Indentures for  the Company's Series A, B,  C, D, E and F Subordinated
           Debentures are not being filed as exhibits because the total authorized subordinated debentures do not exceed 10% of the total assets  of the Company and its Subsidiaries.  The Company agrees to furnish  a copy of such Indentures and Supplemental Indentures if so requested by the Commission.
   4.4     The  Indenture between the Company and Harris Trust and Savings Bank, Trustee, dated February 1, 1991, under which the Company's Medium-Term Notes are  issuable, is hereby incorporated by reference to  the company's Current Report on Form 8-K filed on February 19, 1991.
    5      Opinion of Sidley & Austin
   12      Statements  regarding computation of ratios (incorporated herein  by reference to the Company's Annual
           Reports on Form  10-K for  the Years  Ended December  31, 1994,  1993, 1992,  1991 and  1990, and  the
           Company's Report on Form 10-Q for the quarter ended September 30, 1995)
  23.1     Consent of independent public accountants
  23.2     Consent of independent accountants
  23.3     Consent of Sidley & Austin (included in Exhibit 5)

    (b)  Schedules

Report of Independent Public Accountants on Financial Statement Schedules*

        I.   Condensed  Financial Information of Registrant-Balance Sheets as of December 31,
             1994 and 1993 and Statements of Income and Statements of Cash Flows for each  of the Three Years in the Period Ended December 31, 1994*

        II.  Valuation  and Qualifying  Accounts for  each of the  Three Years  in the Period
             Ended
             December 31, 1994*

    Los Angeles SMSA, Nashville/Clarksville MSA and Baton Rouge MSA Limited Partnership Combined Financial Statements*

             Compilation  Report  of  Independent Public  Accountants  on  Combined Financial
             Statements*

             Reports of Other Independent Accountants*

             Combined Statements of Operations (Unaudited)*

             Combined Balance Sheets (Unaudited)*

             Combined Statements of Cash Flows (Unaudited)*

             Combined Statements of Changes in Partners' Capital (Unaudited)*

             Notes to Unaudited Combined Financial Statements*

    All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.
---------
* Incorporated herein by reference to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1994.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

         (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (iii) To remove from registration by means of a post-effective amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned registrant hereby undertakes as follows: prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (e) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, except to the extent permitted to be filed as a prospectus supplement, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to this registration statement would itself qualify for an exemption from Section 5 of the Securities Act, absent the existence of other similar (prior or subsequent) transactions.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 15th day of November, 1995.

                                          TELEPHONE AND DATA SYSTEMS, INC.

                                          By:        /S/ LEROY T. CARLSON

                                          --------------------------------------
                                                 LeRoy T. Carlson, CHAIRMAN

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the 15th day of November, 1995.

                      SIGNATURE                                                  TITLE
------------------------------------------------------  --------------------------------------------------------

                 /S/ LEROY T. CARLSON
     -------------------------------------------        Chairman and Director
                   LeRoy T. Carlson

              /S/ LEROY T. CARLSON, JR.
     -------------------------------------------        President and Director (chief executive officer)
                LeRoy T. Carlson, Jr.

                /S/ MURRAY L. SWANSON                   Executive Vice President-Finance and Director (chief
     -------------------------------------------          financial officer)
                  Murray L. Swanson

                  /S/ JAMES BARR III
     -------------------------------------------        Director
                    James Barr III

               /S/ RUDOLPH E. HORNACEK
     -------------------------------------------        Director
                 Rudolph E. Hornacek

                /S/ LESTER O. JOHNSON
     -------------------------------------------        Director
                  Lester O. Johnson

               /S/ DONALD C. NEBERGALL
     -------------------------------------------        Director
                 Donald C. Nebergall

                /S/ HERBERT S. WANDER
     -------------------------------------------        Director
                  Herbert S. Wander

               /S/ WALTER C.D. CARLSON
     -------------------------------------------        Director
                 Walter C.D. Carlson

                 /S/ DONALD R. BROWN
     -------------------------------------------        Director
                   Donald R. Brown

                /S/ ROBERT J. COLLINS
     -------------------------------------------        Director
                  Robert J. Collins

               /S/ GREGORY J. WILKINSON                 Vice President and Controller (principal accounting
     -------------------------------------------          officer)
                 Gregory J. Wilkinson

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                            DESCRIPTION OF DOCUMENT
---------  -----------------------------------------------------------------------------------------------------
    5      Opinion of Sidley & Austin
  23.1     Consent of independent public accountants
  23.2     Consent of independent accountants
  23.3     Consent of Sidley & Austin (included in Exhibit 5)